Exhibit 10.29

PROMISSORY NOTE

$24,500,000.00	February 23, 2018

FOR VALUE RECEIVED, SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“SSSHTOP”), H. MICHAEL SCHWARTZ, a California resident (“Individual Borrower”) and NOBLE PPS, LLC, a Nevada limited liability company (“Noble”) and each other entity that joins the Credit Agreement (as defined below) as a “Borrower” (collectively with SSSHTOP, Individual Borrower and Noble, the “Borrower”) jointly and severally promise to pay without offset or counterclaim to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”), the principal amount equal to Twenty-Four Million Five Hundred Thousand and 00/100 Dollars ($24,500,000.00), payable in accordance with the terms of the Credit Agreement.

Borrower also promises to pay interest on the unpaid principal amount of this Promissory Note (as amended, restated or otherwise modified from time to time, this “Note”) at the rates and at the times which shall be determined in accordance with the provisions of that certain Second Amended and Restated Credit Agreement of even date herewith among Borrower and Lender (as hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

This Note is subject to (a) mandatory prepayment and (b) prepayment at the option of the Borrower, as provided in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. BORROWER AGREES THAT JURISDICTION AND VENUE FOR ANY ACTION REGARDING THIS NOTE SHALL BE AS SET FORTH IN THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

Borrower promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Borrower and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(The next page is the signature page.)

IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be executed and delivered, as an instrument under seal as of the day and year first written above.

SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ H. Michael Schwartz
H. Michael Schwartz, Chief Executive Officer

/s/ H. Michael Schwartz
H. Michael Schwartz

NOBLE PPS, LLC, a Nevada limited liability company

By:	/s/ H. Michael Schwartz
H. Michael Schwartz, Manager

[Signature Page to Promissory Note (MBK Utah)]